                                                                    EXHIBIT 10.1

                             BRIDGE LOAN AGREEMENT


     This Agreement, dated as of April 14, 2000, is between BroadStream Communications Corporation, a Delaware corporation (the "Borrower") and Advanced Radio Telecom Corp., a Delaware corporation (the "Lender").

     WHEREAS, pursuant to this Agreement, the Lender is extending to the Borrower a $30,000,000 loan (the "Loan"), which will mature on the Final Maturity Date;

     WHEREAS, the Loan is guaranteed by Commco Partners, LLC, a Delaware limited liability company (the "Parent"), and by Scott Reardon and is secured by a pledge of the stock of the Borrower and its Subsidiaries; and

     WHEREAS, the proceeds of the Loan shall be used solely for the purposes specified in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the respective covenants and representations and warranties herein contained, the parties hereto agree as follows:

1.   Definitions; Certain Rules of Construction.   Certain capitalized terms are
     ------------------------------------------
used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation," (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents.

     "Acquisition" means the acquisition by the Lender, pursuant to the
      -----------
Acquisition Agreement, of certain licenses granted by the Federal Communications Commission.

     "Acquisition Agreement" means the Asset Purchase Agreement dated as of the
      ---------------------
date hereof among the Lender, the Borrower, the Parent, BroadStream Corporation, Commco, LLC and Scott Reardon.

     "Additional Pledge Agreement" is defined in Section 6.5.
      ---------------------------

     "Affiliate" means, with respect to the Borrower (or any other specified
      ---------
Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Borrower (or such specified Person), and shall include (a) any officer or director or general partner of the Borrower (or such specified Person), (b) any Person of which the Borrower (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Borrower (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests and (c) any Person directly or indirectly controlling the Borrower (or such specified Person) through a management agreement, voting agreement or other contract.

     "Agreement" means this Bridge Loan Agreement as from time to time amended,
      ---------
modified and in effect.

     "Bankruptcy Code" means Title 11 of the United States Code.
      ---------------

     "Bankruptcy Default" means an Event of Default referred to in Section
      ------------------
8.1.10.

     "Borrower" is defined in the Preamble of this Agreement.
      --------

     "Borrowing Certificate" is defined in Section 5.2.1.
      ---------------------

     "By-laws" means all written by-laws, rules, regulations and all other
      -------
documents relating to the management, governance or internal regulation of any Person other than an individual, all as from time to time in effect.

     "Business Day" means a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in New York, New York are authorized or required by law to close.

     "Cash Equivalents" means:
      ----------------

          (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P;

          (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P;

          (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof,
     (i) which has a remaining maturity at the time of purchase of not more than one year and (ii) which, in the case of obligations of any state or municipality, is rated at least AAA by Moody's or AAA by S&P; and

          (d) any mutual fund or other pooled investment vehicle rated at least AAA by Moody's or AA by S&P which invests principally in obligations described above.

     "CERCLA" means the federal Comprehensive Environmental Response,
      ------
Compensation and Liability Act of 1980.

     "Charter" means the articles of organization, certificate of incorporation,
      -------
statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

     "Closing Date" means the Initial Closing Date and each other date on which
      ------------
any extension of credit is made pursuant to Section 2.1.

     "Code" means the federal Internal Revenue Code of 1986.
      ----

     "Credit Documents" means:
      ----------------

          (a) this Agreement, the Note, the Guarantee Agreements, the Initial Pledge Agreements and the Additional Pledge Agreement, each as from time to time in effect; and

          (b) any other present or future agreement or instrument from time to time entered into among the Parent, any of its Subsidiaries or any other Obligor, on one hand, and the Lender, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

     "Credit Obligations" means all present and future liabilities, obligations
      ------------------
and Indebtedness of the Parent, any of its Subsidiaries or any other Obligor, and any permitted successor or assign of the foregoing, owing to the Lender under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, amounts provided for in
Section 9 and other charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

     "Credit Security" means all assets now or from time to time hereafter
      ---------------
subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Initial Pledge Agreements, the Additional Pledge Agreement or any other Credit

Document) to secure the payment or performance of any of the Credit Obligations, including the assets described in section 2 of the Initial Pledge Agreements and the Additional Pledge Agreement.

     "Default" means any Event of Default and any event or condition which with
      -------
the passage of time or giving of notice, or both, would become an Event of Default.

     "Distribution" means, with respect to the Borrower (or other specified
      ------------
Person):

          (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Borrower (or such specified Person);

          (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Borrower (or such specified Person) or any of its Subsidiaries, or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or corporate parent or otherwise;

          (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Borrower (or such specified Person);

          (d) any payment of principal, interest or fees with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Borrower (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

          (e) any payment, loan or advance by the Borrower (or such specified Person) to, or any other Investment by the Borrower (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Borrower (or such specified Person) or any of its Subsidiaries, or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends
--------  -------
payable in perpetual common stock of or other similar equity interests in the Borrower (or such specified Person), (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts, relocation costs and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Borrower (or such specified Person) or any of its Subsidiaries, (iii) payments, loans or advances by the Borrower to BroadStream Corporation or (iv) distributions of cash by a wholly-owned Subsidiary to the Borrower.

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

     "Environmental Laws"  means all applicable federal, state or local
      ------------------
statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

     "ERISA" means the federal Employee Retirement Income Security Act of 1974.
      -----

     "ERISA Group Person" means the Parent, any of its Subsidiaries and any
      ------------------
Person which is a member of the controlled group or under common control with the Parent or any of its Subsidiaries within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

     "Event of Default" is defined in Section 8.1.
      ----------------

     "Exchange Act" means the federal Securities Exchange Act of 1934.
      ------------

     "Final Maturity Date" means the earlier to occur of (a) the termination of
      -------------------
the Acquisition Agreement pursuant to section 12 thereof, and (b) the date that is 90 days following the Closing (as defined in the Acquisition Agreement).

     "Financial Officer" of the Borrower (or other specified Person) means its
      -----------------
chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Lender by the secretary or other appropriate attesting officer of the Borrower (or such specified Person).

     "Financing Debt" means each of the items described in clauses (a) through
      --------------
(d) and (f) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

     "GAAP" means generally accepted accounting principles as from time to time
      ----
in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

     "Guarantee" means, with respect to the Borrower (or other specified
      ---------
Person):

          (a) any guarantee by the Borrower (or such specified Person) of the payment or performance of, or any contingent obligation by the Borrower (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

          (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Borrower (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the

     Borrower (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

          (c) any liability of the Borrower (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

          (d) any liability of the Borrower (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

          (e) any liability of the Borrower (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrower and its Subsidiaries) that is consolidated for tax purposes; and

          (f) reimbursement obligations, whether contingent or matured, of the Borrower (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees, in each case whether or not any of the foregoing are reflected on the balance sheet of the Borrower (or such specified Person) or in a footnote thereto;

provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

     "Guarantee Agreements" is defined in Section 5.1.4.
      --------------------

     "Guarantor" means each of the Parent and Scott Reardon.
      ---------

     "Hazardous Material" means any pollutant, toxic or hazardous material or
      ------------------
waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

     "Indebtedness" means all obligations, contingent or otherwise, which in
      ------------
accordance with GAAP are required to be classified upon the balance sheet of the Borrower (or other specified Person) as liabilities, but in any event including (without duplication):

          (a)  indebtedness for borrowed money;

          (b) indebtedness evidenced by notes, debentures or similar instruments;

          (c)  capitalized leases;

          (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable on customary terms in the ordinary course of business), and any long-term contractual obligations;

          (e) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

          (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Hedge Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

          (g)  unfunded pension liabilities;

          (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

          (i) liabilities secured by any Lien existing on property owned or acquired by the Borrower (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

          (j)  all Guarantees in respect of Indebtedness of others.

     "Indemnified Party" is defined in Section 9.2.
      -----------------

     "Initial Closing Date" means the date on which all of the conditions set
      --------------------
forth in Section 5 have been satisfied or waived and the Lender has made the initial extension of credit pursuant to Section 2.1.

     "Initial Pledge Agreements" is defined in Section 5.1.5.
      -------------------------

     "Investment" means, with respect to the Borrower (or other specified
      ----------
Person):

          (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

          (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

          (c)  any Guarantee of the obligations of any other Person;

          (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

          (e)  any other similar investment.

     The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include
              --------  -------
(i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable within one year in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Borrower (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

     In determining the amount of outstanding Investments:

          (A)  the amount of any Investment shall be the cost thereof minus any
                                                                      -----
     returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

          (B) the amount of any Investment in respect of a purchase described in clause (d) above shall include the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

          (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

     "Legal Requirement" means any present or future requirement imposed upon
      -----------------
the Lender or the Borrower and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency of the United States of America or where the Borrower or any of its Subsidiaries owns property or conducts its business, or any political subdivision of any of the foregoing.

     "Lender" means Advanced Radio Telecom Corp., a Delaware corporation.
      ------

     "Lien" means, with respect to the Borrower (or any other specified Person):
      ----

          (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Borrower (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom (excluding in any event a financing statement filed by a lessor under an operating lease not intended to be a secured financing);

          (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a capitalized lease);

          (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower (or such specified Person), with or without recourse;

          (d)  in the case of securities, any purchase option, call or similar
     purchase   right of a third party;  and

          (e) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Borrower (or such specified Person).

     "Loan" is defined in the Recitals of this Agreement.
      ----

     "Material Adverse Change" means, since any specified date or from the
      -----------------------
circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Parent and its Subsidiaries (on a consolidated basis), whether as a result of (i) general economic conditions affecting the telecommunications industry, (ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environmental pollution, (v) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above or (b) the ability of any Obligor to perform material obligations under the Credit Documents or (c) the rights and remedies of the Lender under the Credit Documents.

     "Material Agreements" is defined in Section 7.2.2.
      -------------------

     "Material Financing Debt" means any Financing Debt (other than the Credit
      -----------------------
Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $50,000.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" as
      ------------------
defined in section 4001(a)(3) of ERISA.

     "Note" is defined Section 2.1.4.
      ----

     "Obligor" means the Borrower, the Parent, each other Guarantor and each
      -------
other Person guaranteeing or providing collateral for the Credit Obligations.

     "Parent" is defined in the Recitals of this Agreement.
      ------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
entity.

     "Person" means any present or future natural person or any corporation,
      ------
association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     "Plan" means, at any date, any pension benefit plan subject to Title IV of
      ----
ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

     "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C.
      ----
section 690, et seq.
             -- ---

     "S&P" means Standard & Poor's, a division of The McGraw Hill Companies,
      ---
Inc.

     "Securities Act" means the federal Securities Act of 1933.
      --------------

     "Subsidiary" means any Person of which the Parent (or other specified
      ----------
Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.

2.   The Loan.
     --------

     2.1. Loan.  Subject to all the terms and conditions of this Agreement and
          ----
so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Lender will make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with
Section 2.2, subject to the requirements set forth in Section 2.4. The sum of the aggregate principal amount of loans made under this Section 2.1 shall in no event exceed $30,000,000.

     2.2. Borrowing Requests.  The Borrower may from time to time request a loan
          ------------------
under Section 2.1 by providing to the Lender a notice. Such notice must be received by the Lender not later than noon (Seattle, Washington time) on the first Business Day prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan, (b) the requested Closing Date therefor, which shall be a Business Day, and (c) the intended use of proceeds therefor. In connection with each such loan, the Borrower shall furnish to the Lender a Borrowing Certificate.

     2.3. Note.  The Loan shall be evidenced by a note of the Borrower in
          ----
substantially the form of Exhibit 2.3 (the "Note"), payable to the Lender.

     2.4. Application of Proceeds.
          -----------------------

          2.4.1. Permitted Applications. The Borrowing Certificate shall specify
                 ----------------------
that the intended use of proceeds is solely for payment of one or more of: (a) payables incurred on or after the date of this Agreement for the construction of networks to satisfy the "substantial service" requirement set forth in Section 101.17(a) of the rules of the Federal Communications Commission for the renewal of Future Licenses (as defined in the Acquisition Agreement), provided that such construction will be completed first for licenses identified on Schedule 1(b) to the Acquisition Agreement as "First Build Licenses" before licenses identified as "Other Markets;" (b) general and administrative expenses of the Borrower incurred on or after the date of this Agreement in connection with the construction activities described in clause (a) above, the consummation of the Acquisition (excluding legal, accounting and other professional fees related thereto), obligations under existing leases, the Borrower's Las Vegas operations or commercial activities related to license perfection; and (c) subject to the prior approval of the Lender, which approval shall not be unreasonably withheld, payables outstanding as of the date of this Agreement in an amount not to exceed $3,000,000; provided, however, that the amounts to be borrowed in any calendar
            --------  -------
month (including the partial month of April 2000) under clauses (a) or (b) above shall not exceed $3,000,000 through October 2000, $1,500,000 through January 2001 and $0 thereafter; and provided, further, that to the extent not used in
                            --------  -------
any month, unused amounts shall be carried forward into subsequent months.

          2.4.2. Specifically Prohibited Applications. The Borrower will not,
                 ------------------------------------
     directly or indirectly, apply any part of the proceeds of the Loan for any purpose that has not been specified by the Borrower in a Borrowing Certificate. Except as provided in clause (c) of Section 2.4.1, the proceeds of the Loan shall not be available to repay liabilities of the Borrower existing on the date hereof or for the payment of obligations of the Borrower to employees of the Borrower or any of its Affiliates under any contract, whether or not presently in effect, including, without limitation, any bonus, severance or other extraordinary payment, except for the payment of salaries, the reimbursement of travel and similar out-of-pocket expenses and payments under benefit plans available to all employees, each in the ordinary course of business.

3.   Interest.  The Loan shall accrue and bear interest at a rate per annum
     --------
equal to 10%. For purposes of this Agreement, interest shall be computed on the basis of a 360-day year for actual days elapsed.

4.   Payment.
     -------

     4.1. Payment at Maturity.  On the Final Maturity Date or any accelerated
          -------------------
maturity of the Loan, the Borrower will pay to the Lender an amount equal to the Loan then due, together with all accrued and unpaid interest with respect thereto and all other Credit Obligations then outstanding.

     4.2. Voluntary Prepayments.  The Borrower may from time to time prepay all
          ---------------------
or any portion of the Loan, without premium or penalty of any type. The Borrower shall give the Lender at least one Business Day prior notice of its intention to prepay the Loan, specifying the date of payment and the total amount of the Loan to be paid on such date.

     4.3. Mandatory Prepayments.  Following the Closing of the Acquisition (as
          ---------------------
defined in the Acquisition Agreement), upon the receipt of proceeds by the Borrower from any sale, pledge or other disposition of the shares of common stock of the Lender issued to the Borrower under the Acquisition Agreement, the Borrower shall within one Business Day pay to the Lender as a prepayment of the Loan the lesser of (a) the amount of such proceeds and (b) the outstanding amount of the Loan; provided, however, that any such proceeds received by the
                    --------  -------
Borrower may be applied in the following order: first, to the payment of trade payables outstanding as of the date hereof in an amount not to exceed $14 million, second, to the payment of amounts for which the proceeds of the Loan would have been available pursuant to Section 2.4.1(a) or (b) (including the limitations in the first proviso of Section 2.4.1) if the Closing (as defined in the Acquisition Agreement) had not occurred, and, third, to the prepayment of the Loan.

     4.4. Reborrowing.  No portion of the Loan prepaid pursuant to Section 4.2
          -----------
or Section 4.3 may be reborrowed.

5.   Conditions to Extending Credit.
     ------------------------------

     5.1. Conditions on Initial Closing Date.  The obligation of the Lender to
          ----------------------------------
make the initial extension of credit pursuant to Section 2.1 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lender shall have no obligation to make any extensions of credit hereunder.

          5.1.1.  Note.  The Borrower shall have duly executed and delivered to
                  ----
     the Lender the Note.

          5.1.2.  Legal Opinions.  On the Initial Closing Date, the Lender shall
                  --------------
     have received from Dorsey & Whitney LLP and Davenport, Evans, Hurwitz & Smith, L.L.P., special counsels for the Parent and its Subsidiaries, opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance reasonably satisfactory to the Lender. The Parent authorizes and directs its special counsels to furnish the foregoing opinions.

          5.1.3.  Acquisition Agreement.  The Lender, the Parent, the Borrower,
                  ---------------------
     BroadStream Corporation, Commco, LLC and Scott Reardon shall have entered into the Acquisition Agreement.

          5.1.4.  Guarantee Agreement.  Each of the Guarantors shall have duly
                  -------------------
     authorized, executed and delivered to the Lender a guarantee agreement in substantially the form of Exhibit 5.1.4 (the "Guarantee Agreements").

          5.1.5.  Initial Pledge Agreements.  Each of the Parent and the
                  -------------------------
     Borrower shall have duly authorized, executed and delivered to the Lender
     (a) a pledge agreement in substantially the form of Exhibit 5.1.5 (the "Initial Pledge Agreements") and (b) each of the documents required to be delivered thereunder.

          5.1.6.  Proper Proceedings.  This Agreement, each other Credit
                  ------------------
     Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

          5.1.7.  General.  All legal and corporate proceedings in connection
                  -------
     with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender and the Lender shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Borrower and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     5.2. Conditions to Each Extension of Credit.  The obligations of the
          --------------------------------------
Lender to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

          5.2.1.  Borrowing Certificate.  The representations and warranties
                  ---------------------
     contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; and the Borrower shall have furnished to the Lender in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer (the "Borrowing Certificate").

          5.2.2.  Lender Approval.  The Lender:  (a) with respect to clauses
                  ---------------
     (a) and (b) of Section 2.4.1, shall not reasonably have disapproved the use of proceeds specified in the Borrowing Certificate as being inconsistent with the permitted applications provided in Section 2.4.1; and (b) with respect to clause (c) of Section 2.4.1, shall have approved the proposed use of proceeds specified in the Borrowing Certificate.

          5.2.3.  Acquisition.  The Closing (as defined in the Acquisition
                  -----------
     Agreement) shall not have occurred.

6.   General Covenants.  The Borrower covenants that, until all of the Credit
     -----------------
Obligations shall have been paid in full and until the Lender's obligation to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Borrower and its Subsidiaries will comply with the following provisions:

     6.1. Taxes and Other Charges; Accounts Payable.
          -----------------------------------------

          6.1.1.  Taxes and Other Charges.  Each of the Borrower and its
                  -----------------------
     Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such
                                             --------  -------
     tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Borrower and its
                  --------  -------
     Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

          6.1.2. Accounts Payable. Each of the Company and its Subsidiaries
                 ----------------
     shall promptly pay when due, or in conformity with customary trade terms, all payables incurred on or after the date hereof incident to the operations of such Person not referred to in Section 6.1.1; provided,
                                                                 --------
     however, that any such payables need not be paid if the validity or amount
     -------
     thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

     6.2. Conduct of Business, etc.
          ------------------------

          6.2.1. Types of Business. The Borrower and its Subsidiaries shall
                 -----------------
     engage only in the business of (a) constructing the Licenses (as defined in the Acquisition Agreement), (b) other activities directly related thereto and (c) other activities described in Section 2.4.1.

          6.2.2. Maintenance of Properties. Each of the Borrower and its
                 -------------------------
     Subsidiaries:

          (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto, as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

          (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business.

          6.2.3. Statutory Compliance. Each of the Borrower and its Subsidiaries
                 --------------------
     shall comply in all material respects with all valid Legal Requirements applicable to it, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

          6.2.4.  Compliance with Material Agreements.  Each of the Borrower
                  -----------------------------------
     and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document), except that this paragraph shall not require the payment of payment obligations under the Material Agreements that were incurred prior to the date of this Agreement, whether or not such payment obligations actually arise after the date of this Agreement; provided, however, that the Borrower shall not incur any
                --------  -------
     additional obligations under the Material Agreements after the date hereof except for payment obligations for which the proceeds of the Loan are available pursuant to Section 2.4.1(a) or (b) (including the limitations in the first proviso of Section 2.4.1). Without the prior written consent of the Lender, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lender.

     6.3. Liability Insurance.  Each of the Borrower and its Subsidiaries shall
          -------------------
maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers'
                               --------  -------
compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

     6.4. Reports.
          -------

          6.4.1.  Notice of Litigation, Defaults, etc. The Borrower shall
                  -----------------------------------
     promptly furnish to the Lender notice of any litigation or any administrative or arbitration proceeding which results, or creates a risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Borrower shall notify the Lender of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

          6.4.2.  ERISA Reports.  The Borrower shall furnish to the Lender as
                  -------------
soon as available the following items with respect to any Plan:

          (a) any request for a waiver of the funding standards or an extension of the amortization period,

          (b) notice of any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

          (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

          (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

          (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

          6.4.3.  Other Information; Audit.  From time to time at reasonable
                  ------------------------
     intervals upon request of the Lender, each of the Borrower and its Subsidiaries shall furnish to the Lender such other information regarding the business, assets, financial condition, income or prospects of the Borrower and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Borrower or its Subsidiaries is party. The Lender's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Borrower and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

     6.5. Additional Pledge of Securities.  Upon the Closing (as defined in the
          -------------------------------
Acquisition Agreement), one or more of the Obligors, or the permitted successors and assigns of one or more of the Obligors, shall enter into a pledge agreement in substantially the form of Exhibit 6.5 (the "Additional Pledge Agreement"), pursuant to which each such Obligor, or its permitted successors and assigns, will pledge to the Lender, as additional security for the Credit Obligations, shares of common stock of the Lender issued to each such Obligor, or its predecessor, as consideration for the Acquisition, which shares shall initially have a fair market value of not less than three times the outstanding principal amount of the Loan as of the Closing (as defined in the Acquisition Agreement), and shall deliver each of the documents required to be delivered thereunder.

     6.6. Indebtedness.  Neither the Borrower nor any of its Subsidiaries shall
          ------------
create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, including Guarantees of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties, (or become contractually committed to do so), except the following:

          6.6.1.  Indebtedness in respect of the Credit Obligations.

          6.6.2. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

          6.6.3. Guarantees by the Borrower of Indebtedness and other obligations incurred by its Subsidiaries and permitted by the other provisions of this Section 6.6 and the Guarantee by BroadStream Corporation of the promissory note payable by the Borrower to the ELAR Cellular referenced in Exhibit 7.2.2.

          6.6.4. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

          6.6.5. Indebtedness described in Exhibit 7.2.1 or 7.4, including accounts payable outstanding on the date hereof that may constitute Indebtedness; provided, however, that this Section 6.6.5 shall not include
                   --------  -------
     any additional obligations under such Indebtedness incurred after the date hereof.

          6.6.6.  Indebtedness secured by Liens permitted by Section 6.7.5.

          6.6.7. Indebtedness in respect of ordinary trade accounts payable on customary terms (with payment terms not to exceed 60 days) in the ordinary course of business, the payment of which the proceeds of the Loan would have been available pursuant to Section 2.4.1(a) or (b) (including the limitations in the first proviso of Section 2.4.1).

     6.7. Liens.  Neither the Borrower nor any of its Subsidiaries shall create,
          -----
incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

          6.7.1. Liens on the Credit Security that secure the Credit
Obligations.

          6.7.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by
Section 6.1.

          6.7.3. Restrictions under federal and state securities laws on the transfer of securities.

          6.7.4. Liens outstanding on the date hereof and described in Exhibit 7.3.

          6.7.5. Liens on shares of common stock of the Lender held by the Borrower that have not been pledged to the Lender pursuant to the Additional Pledge Agreement; provided, however, that, except for shares of common stock of
                  --------  -------
the Lender initially pledged to the Lender and returned to the pledgor in accordance with Section 3 of the

     Additional Pledge Agreement, not more than 25% of the aggregate number of the shares that are issued at the Closing (as defined in the Acquisition Agreement) may be subject to such Liens.

     6.8.  Investments and Acquisitions.  Neither the Borrower nor any of its
           ----------------------------
Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

           6.8.1. Investments in Cash Equivalents permitted by the other provisions of this Agreement.

           6.8.2. Investments in wholly owned Subsidiaries.

           6.8.3. Guarantees permitted by Section 6.6.

           6.8.4. The Acquisition as contemplated by the Acquisition Agreement.

           6.8.5. The acquisition of the Plaincom Licenses (as defined in the Acquisition Agreement).

     6.9.  Distributions.  Neither the Borrower nor any of its Subsidiaries
           -------------
shall make any Distribution (or become contractually committed to do so), except for the Permitted Liquidation (as defined in the Acquisition Agreement) and pursuant to any other plan of liquidation that has been approved in advance by the Lender in its sole discretion.

     6.10. Asset Dispositions and Mergers.  Neither the Borrower nor any of its
           ------------------------------
Subsidiaries shall merge or enter into a consolidation or sell, lease, exchange, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except for the following:

           6.10.1. To the Lender pursuant to the Acquisition Agreement.

           6.10.2. Pursuant to the Permitted Liquidation (as defined in the Acquisition Agreement);

           6.10.3. The disposition of the assets described in Exhibit 6.10.3; provided, however, that the fair market value of the assets that are
     --------  -------
     disposed of shall not exceed $5,000,000 in the aggregate;

           6.10.4. The disposition of assets other than the assets listed on
     Exhibit 6.10.3 that are no longer useful in the business of the Company or such Subsidiary or in connection with the transactions contemplated by the Acquisition Agreement; provided,
                            --------
     however that the aggregate fair market value (book value, if greater) of
     -------
     all assets disposed of under this Section 6.10.4 shall not be material; and

           6.10.5. Following the Closing (as defined in the Acquisition Agreement), sales of common stock of the Lender held by the Borrower.

     6.11. Issuance of Stock by Subsidiaries; Subsidiary Distributions.
           ------------------------------------------------------------

           6.11.1. Issuance of Stock by Subsidiaries.  No Subsidiary shall
                   ---------------------------------
      issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person.

           6.11.2. No Restrictions on Subsidiary Distributions.  Except for this
                   -------------------------------------------
     Agreement and the Credit Documents, neither the Borrower nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Borrower (directly or indirectly through another Subsidiary).

     6.12. Voluntary Prepayments of Other Indebtedness.  Neither the Borrower
           -------------------------------------------
nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations).

     6.13. Negative Pledge Clauses.  Neither the Borrower nor any of its
           -----------------------
Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

           6.13.1. This Agreement and the other Credit Documents.

           6.13.2. The Acquisition Agreement.

           6.13.3. Covenants in documents creating Liens permitted by Section
     6.7 prohibiting further Liens on the assets encumbered thereby.

     6.14. ERISA, etc. Each of the Borrower and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Borrower and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the accumulated benefit obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $100,000. The Borrower and its Subsidiaries shall not withdraw, and shall cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $100,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits (other than COBRA continuation coverage benefits), whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $100,000.

     6.15. Transactions with Affiliates. Neither the Borrower nor any of its
           ----------------------------
Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Borrower and its Subsidiaries) on a basis less favorable to the Borrower and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

     6.16. Environmental Laws.
           ------------------

           6.16.1. Compliance with Law and Permits. Each of the Borrower and its
                   -------------------------------
     Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep in effect all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

           6.16.2. Notice of Claims, etc. Each of the Borrower and its
                   ---------------------
     Subsidiaries shall immediately notify the Lender, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Lender any actions and proceedings relating to compliance with Environmental Laws.

7.   Representations and Warranties.  In order to induce the Lender to extend
     ------------------------------
credit to the Borrower hereunder, the Borrower represents and warrants as follows:

     7.1.  Organization and Business.
           -------------------------

           7.1.1.  The Parent. The Parent is a duly organized and validly
                   ----------
     existing limited liability company, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform each Credit Document to which it is party,
     (b) guarantee the Credit Obligations, (c) grant the Lender the security interests in the Credit Security owned by it to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Parent have been previously delivered to the Lender and are correct and complete.

     7.1.2.  Subsidiaries. Each Subsidiary of the Parent is duly organized,
             ------------
validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee (in the case of the Borrower, incur) the Credit Obligations, (c) grant the Lender the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and
(d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Parent have been previously delivered to the Lender and are correct and complete.

     7.1.3.  Qualification.  Each of the Parent and its Subsidiaries is duly and
             -------------
legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

     7.1.4. Capitalization.  No options, warrants, conversion rights, preemptive
            --------------
rights or other statutory or contractual rights to purchase shares of capital stock or other securities of the Borrower or any Subsidiary now exist, nor has the Parent or any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities, except, in each case with respect to the Borrower, as set forth on
Exhibit 7.1.

7.2. Financial Statements and Other Information; Material Agreements.
     ---------------------------------------------------------------

     7.2.1. Financial Statements and Other Information.  The Borrower has
            ------------------------------------------
previously furnished to the Lender copies of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999 and the audited consolidated statements of operations and the audited consolidated statements of changes in stockholders' deficit and of cash flows of the Borrower and its Subsidiaries for the fiscal year of the Borrower then ended. Such audited consolidated financial statements (including the notes thereto) were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Borrower and its Subsidiaries on a consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. Except as set forth on Exhibit 7.2.1, 7.3 or 7.4 and except as may arise in connection with the activities described in Section

     2.4.1(a) or (b), neither the Borrower nor any of its Subsidiaries has any known contingent liability material to the Borrower and its Subsidiaries on a consolidated basis which is not reflected in the balance sheet referred to above or in the notes thereto.

          7.2.2.    Material Agreements. The Borrower has previously furnished
                    -------------------
     to the Lender correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments, each as in effect on the date hereof, listed in Exhibit 7.2.2, which constitute all agreements and instruments material to the Borrower and its Subsidiaries on a consolidated basis (the "Material Agreements").

     7.3. Agreements Relating to Financing Debt, Investments, etc.  Exhibit 7.3
          -------------------------------------------------------
sets forth as of the date hereof:

          7.3.1. The amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Borrower and its Subsidiaries and all agreements which relate to such Financing Debt.

          7.3.2.    All Liens and Guarantees with respect to such Financing
     Debt.

          7.3.3. All agreements which directly or indirectly require the Parent or any Subsidiary to make any Investment.

          7.3.4. All trademarks, tradenames, service marks, service names and patents owned by the Parent and its Subsidiaries that are registered with the federal Patent and Trademark Office (or with respect to which applications for such registration have been filed).

          7.3.5. All copyrights owned by the Parent and its Subsidiaries that are registered with the federal Copyright Office.

          7.3.6. All internet domain names owned by the Parent and its Subsidiaries and the related registry information.

The Borrower has furnished the Lender correct and complete copies of any agreements described above in this Section 7.3 requested by the Lender.

     7.4. Changes in Condition.  Since December 31, 1999, neither the Borrower
          --------------------
nor any of its Subsidiaries has incurred any Indebtedness except as shown on
Exhibit 7.4 or as permitted to be incurred hereunder.

     7.5. Title to Assets.  The Parent and its Subsidiaries have good and
          ---------------
marketable title to their assets, subject to no Liens except for Liens permitted by Section 6.7.

     7.6. Operations in Conformity With Law, etc. The operations of the Parent
          --------------------------------------
and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Parent or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Parent has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Parent or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

     7.7. Litigation. Except as would not, individually or in the aggregate,
          ----------
result in a Material Adverse Change, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Borrower or any other Obligor, threatened, which involves the Parent, the Borrower or any Guarantor or their assets, or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. Except as would not, individually or in the aggregate, result in a Material Adverse Change, no judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Parent or any of its Subsidiaries.

     7.8. Authorization and Enforceability.  The Borrower has taken all
          --------------------------------
corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is a party, and each of the Parent and each other Obligor has taken all corporate action required to execute, deliver and perform each Credit Document to which it is party. No consent of stockholders of the Parent or any of its Subsidiaries is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Parent or any of its Subsidiaries is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

     7.9. No Legal Obstacle to Agreements.  Neither the execution and delivery
          -------------------------------
of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:

          (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Parent, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Parent, any of its Subsidiaries or any other Obligor;

           (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Parent, any of its Subsidiaries or any other Obligor;

           (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Parent, any of its Subsidiaries or any other Obligor; or

           (d) any redemption, retirement or other repurchase obligation of the Parent, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Parent, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Lender's security interest in the Credit Security) and consents required from the Federal Communications Commission to transfer control upon any foreclosure by Lender under the Initial Pledge Agreements.

     7.10. Defaults.  Neither the Parent nor any of its Subsidiaries is in
           --------
default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Except for the failure to make required payments under Indebtedness described in Exhibit 7.4, whether or not such required payment obligations actually arise after the date of this Agreement (provided that this exception shall not apply to additional required payment obligations under such Indebtedness incurred after the date of this Agreement), neither the Parent nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a material risk of resulting, in any Material Adverse Change.

     7.11. Tax Returns.  Each of the Parent and its Subsidiaries has filed all
           -----------
material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Parent and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Neither the Parent nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Parent reasonably believes that the charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of taxes or other governmental charges are adequate.

     7.12. Pension Plans.  Each Plan (other than a Multiemployer Plan) and, to
           -------------
the knowledge of the Parent and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.12. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the knowledge of the Parent and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

     7.13. Environmental Regulations.
           -------------------------

           7.13.1.  Environmental Compliance.  Each of the Parent and its
                    ------------------------
Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Parent or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Parent or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

          7.13.2.   Environmental Litigation.  No suit, claim, action or
                    ------------------------
proceeding of which the Parent or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Parent's or any of its Subsidiaries knowledge, threatened by any Person (nor to the Parent's or any of its Subsidiaries' knowledge, does any factual basis exist therefor) for, and neither the Parent nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

          (a) noncompliance by the Parent or any of its Subsidiaries with any Environmental Law;

          (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Parent or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other Hazardous Material; or

          (c) the release into the environment by the Parent or any of its Subsidiaries of any Hazardous Material generated by the Parent or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Parent or any of its Subsidiaries.

           7.13.3.   Hazardous Material.  Exhibit 7.13 contains a list as of the
                     ------------------
     date hereof of all waste disposal or dump sites at which Hazardous Material generated by either the Parent or any of its Subsidiaries has been disposed of directly by the Parent or any of its Subsidiaries and all independent contractors to whom the Parent and its Subsidiaries have delivered Hazardous Material, or to the Parent's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, and indicates all such sites which are or have been included (including as a potential or suspect site) in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites. Any waste disposal or dump sites at which Hazardous Material generated by either the Parent or any of its Subsidiaries has been disposed of directly by the Parent or any of its Subsidiaries and all independent contractors to whom the Parent or any of its Subsidiaries have delivered Hazardous Material, or to the Parent's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and does not create a material risk of resulting, in a Material Adverse Change.

           7.13.4.   Environmental Condition of Properties.  None of the
                     -------------------------------------
     properties owned or leased by the Parent or any of its Subsidiaries has been used as a treatment, storage or disposal site for Hazardous Material, other than as disclosed in Exhibit 7.13. No Hazardous Material is present in any real property currently or formerly owned or operated by the Parent or any of its Subsidiaries except that which has not resulted, and does not create a material risk of resulting, in a Material Adverse Change.

     7.14. Acquisition Agreement.  The Acquisition Agreement is a valid and
           ---------------------
binding contract as to each of the Obligors that is a party thereto. The representations and warranties of each such Obligor set forth in the Acquisition Agreement are true and correct in all respects as of the date hereof with the same force and effect as though made on and as of the date hereof.

     7.15. Disclosure.  Neither this Agreement nor any other Credit Document nor
           ----------
any financial statement, report, notice, mortgage, assignment or certificate furnished or to be furnished to the Lender by or on behalf of the Parent or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein with respect to the subject matter hereof or thereof not misleading in light of the circumstances under which they were made.

8.   Defaults.
     --------

     8.1.  Events of Default.  The following events are referred to as "Events
           -----------------
of Default":

           8.1.1.   Payment.  The Borrower shall fail to make any payment in
                    -------
     respect of principal or interest on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, whether at maturity or by acceleration or otherwise.

           8.1.2.   Covenants.  The Parent, any of its Subsidiaries or any other
                    ---------
     Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Lender within five days after the earlier of (a) notice thereof by the Lender to the Borrower or (b) a Financial Officer shall have actual knowledge thereof.

           8.1.3.   Representations and Warranties.  Any representation or
                    ------------------------------
     warranty of or with respect to the Parent, any of its Subsidiaries or any other Obligor made to the Lender in, pursuant to or in connection with this Agreement or any other Credit Document, or in any financial statement, report, notice, mortgage, assignment or certificate delivered to the Lender by the Parent, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be false in any material respect on the date as of which it was made.

           8.1.4.   Material Financing Debt Cross Default, etc.
                    ------------------------------------------
           (a) the Parent or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to any Material Financing Debt (other than with respect to payment obligations under Material Financing Debt described in Exhibit 7.3.1 that were incurred prior to the date of this Agreement, whether or not such payment obligations actually arise after the date of this Agreement (provided that this exception shall not apply to additional payment obligations under such Material Financing Debt incurred after the date of this Agreement)), and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Material Financing Debt;

           (b) all or any part of any Material Financing Debt (other than with respect to payment obligations under Material Financing Debt described in
     Exhibit 7.3.1 that were incurred prior to the date of this Agreement, whether or not such payment obligations actually arise after the date of this Agreement (provided that this exception shall not apply to additional payment obligations under such Material Financing Debt incurred after the date of this Agreement)) of the Parent or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity for any reason whatsoever (except with respect to voluntary prepayments or mandatory contingent payments that do not result from a default thereunder or the occurrence of an event similar to an Event of Default hereunder);

           (c) other than the use of a deposit account by U.S. Bank National Association in connection with the letter of credit issued for the benefit of Science Applications International Corporation referenced in Exhibit 7.2.2, any Lien on any property of the Parent or any of its Subsidiaries securing any Material Financing Debt (other than a Lien arising with respect to payment obligations under Material Financing Debt described in
     Exhibit 7.3.1 that were incurred prior to the date of this Agreement, whether or not such payment obligations actually arise after the date of this Agreement (provided that this exception shall not apply to additional payment obligations under such Material Financing Debt incurred after the date of this Agreement)) shall be enforced by foreclosure or similar action; or

           (d) any holder of any Material Financing Debt shall exercise any right of rescission with respect to the issuance thereof or put, mandatory prepayment (other than with respect to payment obligations under Material Financing Debt described in Exhibit 7.3.1 that were incurred prior to the date of this Agreement, whether or not such payment obligations actually arise after the date of this Agreement (provided that this exception shall not apply to additional payment obligations under such Material Financing Debt incurred after the date of this Agreement)) or repurchase rights against the Parent or any of its Subsidiaries with respect to such Material Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

           8.1.5.   Ownership; Liquidation; etc.  Except as permitted by Section
                    ---------------------------
     6.9 or Section 6.10:

           (a) the Parent shall cease to own, directly or indirectly, all the capital stock of its Subsidiaries; or

           (b) the Parent or any of its Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

           8.1.6.   Enforceability, etc.  Any Credit Document shall cease for
                    -------------------
     any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

           8.1.7.   Judgments.  A final judgment (a) which, with other
                    ---------
     outstanding final judgments against the Parent and its Subsidiaries, exceeds an aggregate of $25,000 in excess of applicable insurance coverage shall be rendered against the Parent or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged.

           8.1.8.   ERISA.  Any "reportable event" (as defined in section 4043
                    -----
     of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated.

           8.1.9.   Bankruptcy, etc.  The Parent, any of its Subsidiaries or any
                    ---------------
     other Obligor shall:

           (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

           (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

           (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

           (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

           (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

     8.2.  Certain Actions Following an Event of Default.  If any one or more
           ---------------------------------------------
Events of Default shall occur and be continuing, then in each and every such case:

           8.2.1.   Terminate Obligation to Extend Credit.  The Lender's
                    -------------------------------------
     obligation to make any further extensions of credit under the Credit Documents shall automatically terminate.

           8.2.2.   Specific Performance; Exercise of Rights.  The Lender shall
                    ----------------------------------------
     proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Lender pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

           8.2.3.   Acceleration.  The Lender shall by notice in writing to the
                    ------------
     Borrower declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable.

           8.2.4.   Enforcement of Payment; Credit Security; Setoff.  The Lender
                    -----------------------------------------------
     shall proceed to enforce payment of the Credit Obligations in such manner as it may elect.

           8.2.5.   Cumulative Remedies.  To the extent not prohibited by
                    -------------------
     applicable law which cannot be waived, all of the Lender's rights hereunder and under each other Credit Document shall be cumulative.

     8.3.  Annulment of Defaults.  Once an Event of Default has occurred, such
           ---------------------
Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Lender shall have waived such Event of Default in writing, stated in writing that the same has been cured to the Lender's reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lender shall extend to or affect any subsequent Event of Default or impair any rights of the Lender upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

     8.4.  Waivers.  To the extent that such waiver is not prohibited by the
           -------
provisions of applicable law that cannot be waived, each of the Parent and the other Obligors waives:

           (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

           (b) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights under this Agreement or any other Credit Document;

           (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

           (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

9.   Indemnity.   The Borrower shall indemnify the Lender and hold the Lender
     ---------
harmless from any liability, loss or damage resulting from the violation by the Borrower of Section 2.2. In addition, the Borrower shall indemnify the Lender and each of the Lender's directors, officers, employees, agents, attorneys, accountants and consultants (the Lender and each of such directors, officers, employees, agents, attorneys, accountants and consultants is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Parent or any of its Subsidiaries or their Affiliates,
(b) any litigation or investigation involving the Parent, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof,
(c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply (i) to
--------  -------
litigation commenced by the Borrower against the Lender which seeks enforcement of any of the rights of the Borrower hereunder or under any other Credit Document and is determined adversely to the Lender in a final nonappealable judgment or (ii) to the extent such claims, damages, liabilities and expenses result from the Indemnified Party's own gross negligence or willful misconduct. THE BORROWER EXPRESSLY ACKNOWLEDGES

THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

10.  Successors and Assigns.  All of the terms and provisions of this Agreement
     ----------------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

11.  Notices.  Except as otherwise specified in this Agreement or any other
     -------
Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

          If to the Parent or any of its Subsidiaries, to:

               4513 Pin Oak Court
               Sioux Falls, South Dakota 57103
               Attention:  Scott Reardon
               Telecopy:  (605) 338-3938


          with a copy to:

               Davenport Law Firm
               513 South Main Avenue
               Sioux Falls, SD  57104
               Attention:  David L. Knudson, Esq.
               Telecopy:  (605) 335-3639

          If to the Lender, to:

               Advanced Radio Telecom Corp.
               500 108th Avenue, NE, Suite 2600
               Bellevue, Washington 98004
               Attention: Thomas M. Walker, Esq.
               Telecopy:  (425) 990-1642

          with a copy to:

               Ropes & Gray
               One International Place
               Boston, Massachusetts 02110-2624
               Attention:  Mary E. Weber, Esq.
               Telecopy:  (617) 951-7050

12.  Amendments; Course of Dealing; No Implied Waivers.  This Agreement may be
     -------------------------------------------------
amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto. No course of dealing between the Lender, on one hand, and the Borrower or any other Obligor, on the other hand, shall operate as a waiver of any of the Lender's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of the Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Lender.

13.  General Provisions.
     ------------------

     13.1.  Defeasance.  When all Credit Obligations have been paid, performed
            ----------
and reasonably determined by the Lender to have been indefeasibly discharged in full, this Agreement and the other Credit Documents shall terminate and, at the Borrower's written request, accompanied by such certificates and other items as the Lender shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lender therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Lender shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however,
                                                            --------  -------
that Sections 9 and 13 shall survive the termination of this Agreement.

     13.2.  No Strict Construction.  The parties have participated jointly in
            ----------------------
the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

     13.3.  Certain Obligor Acknowledgments.  Each of the Borrower and the other
            -------------------------------
Obligors acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

            (b) the Lender does not have any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Lender, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Lender.

     13.4.  Interpretation; Governing Law; etc.  Time is (and shall be) of the
            ----------------------------------
essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by the Lender, notwithstanding any investigation made by the Lender on its behalf, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.


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                                      -35-

     Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.


                                   ADVANCED RADIO TELECOM CORP.

                                   By: ________________________________
                                       Name:
                                       Title:



                                   BROADSTREAM COMMUNICATIONS
                                   CORPORATION


                                   By: ________________________________
                                       Name:
                                       Title: